AMENDMENT NO. 2 TO OFFICE LEASE AGREEMENT
THIS AMENDMENT NO. 2 TO OFFICE LEASE AGREEMENT (this “Amendment”) is made as of the 18th day of August, 2014 by and between JAMESTOWN Ponce City Market, L.P., a Delaware limited partnership (“Landlord”) and athenahealth, Inc., a Delaware corporation (“Tenant”).
RECITALS:
Landlord and Tenant entered into that Office Lease Agreement dated March 7, 2013 (the “Original Lease”), amended by that certain Amendment No. 1 to Office Lease Agreement dated April 23, 2014 (the Original Lease, as amended, is referred to herein as the “Lease”) for certain premises known as Suite 9000 (the “Premises”) in that certain mixed use commercial project located at 675 Ponce de Leon Avenue, NE, Atlanta, Georgia.
The parties desire to amend the Lease to provide for the expansion of the Premises, in accordance with the terms hereof.
NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

1.Defined Terms. Any defined term used in this Amendment and not defined herein shall have the definition set forth in the Lease.
2.Recitals. The Recitals of the Original Lease are amended to replace the number “475,618” with the number “557,122.”
3.Basic Provisions. Sections 1.1(b), (j) and (m) of the Original Lease are hereby deleted and replaced with the following, respectively:
“(b) Base Rent: For that portion of the Demised Premises on the 8th Floor, consisting of approximately 30,291 square feet:

Lease Year	Annual Base Rent PSF	Monthly Base Rent	Annual Base Rent
Year 1	$0.00	$0.00	$0.00
Year 2	$25.50	$64,368.38	$772,420.50
Year 3	$26.01	$65,655.74	$787,868.91
Year 4	$26.53	$66,968.35	$803,620.23
Year 5	$27.06	$68,306.21	$819,674.46
Year 6	$27.60	$69,669.30	$836,031.60
Year 7	$28.15	$71,057.64	$852,691.65
Year 8	$28.72	$72,496.46	$869,957.52
Year 9	$29.29	$73,935.28	$887,223.39
Year 10	$29.88	$75,424.59	$905,095.08
Year 11	$30.48	$76,939.14	$923,269.68

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For that portion of the Demised Premises on the 9th Floor, consisting of approximately 45,349 square feet:

Lease Year	Annual Base Rent PSF	Monthly Base Rent	Annual Base Rent
Year 1	$0.00	$0.00	$0.00
Year 2	$29.84	$112,767.85	$1,353,214.16
Year 3	$30.43	$114,997.51	$1,379,970.07
Year 4	$31.04	$117,302.75	$1,407,632.96
Year 5	$31.66	$119,645.78	$1,435,749.34
Year 6	$32.29	$122,026.60	$1,464,319.21
Year 7	$32.94	$124,483.01	$1,493,796.06
Year 8	$33.60	$126,977.20	$1,523,726.40
Year 9	$34.27	$129,509.19	$1,554,110.23
Year 10	$34.96	$132,116.75	$1,585,401.04
Year 11	$35.66	$134,762.11	$1,617,145.34

Base Rent for the first Lease Year is abated in accordance with Paragraph 1 of Exhibit H, attached to the Lease.

(j)    Office Component Area:        Approximately 557,122 square feet.
(m)    Tenant’s Proportionate Share:     Thirteen and 58/100 percent (13.58%)”

4.    Exercise of 20,000 Expansion Right. (a)    Landlord and Tenant hereby acknowledge and agree that Tenant has exercised the 20,000 Expansion Right set forth in Exhibit H, Paragraph 8(a) of the Original Lease, and that for all intents and purposes, that certain space containing approximately 21,155 rentable square feet as depicted on Exhibit A attached hereto shall be deemed to be the 20,000 Expansion Space. Landlord shall deliver the 20,000 Expansion Space to Tenant on July 1, 2015 (the “20,000 Expansion Delivery Date”) with the Landlord’s Work within the 20,000 Expansion Space Substantially Complete.

(b)    Following the 20,000 Expansion Delivery Date, Tenant shall perform the Tenant’s Work with respect to the 20,000 Expansion Space, in accordance with and pursuant to the terms and conditions of Exhibit D to the Original Lease (as previously amended), except that Landlord shall contribute as the “Tenant Allowance” for the 20,000 Expansion Space an amount equal to One Million Four Hundred Sixty-Eight Thousand Five Hundred Nine and 58/100 Dollars ($1,468,509.58), and the FF&E and Rent Cap for the 20,000 Expansion Space shall be ten percent (10%) thereof.

(c)    The earlier of the date upon which Tenant commences operations within the 20,000 Expansion Space, or November 1, 2015, shall be the “20,000 Expansion Commencement Date.”

(d)    The Lease is hereby amended so that, as of the 20,000 Expansion Commencement Date, the Demised Premises shall include the 20,000 Expansion Space, such that:

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(i)    The Demised Premises Area as set forth in Section 1.1(h) of the Original Lease shall be 96,795 rentable square feet; and

(ii)    Tenant’s Proportionate Share shall be seventeen and 37/100 percent (17.37%).

(e)    Commencing on the 20,000 Expansion Commencement Date, Tenant shall pay to Landlord Base Rent for the 20,000 Expansion Space in the amounts set forth below, with the term “Lease Year” unchanged and the same as the Lease Year for the initial Demised Premises:

Lease Year	Annual Base Rent PSF	Monthly Base Rent	Annual Base Rent
Year 2	$25.50	$44,954.38	$539,452.50
Year 3	$26.01	$45,853.46	$550,241.55
Year 4	$26.53	$46,770.18	$561,242.15
Year 5	$27.06	$47,704.53	$572,454.30
Year 6	$27.60	$48,656.50	$583,878.00
Year 7	$28.15	$49,626.10	$595,513.25
Year 8	$28.72	$50,630.97	$607,571.60
Year 9	$29.29	$51,635.83	$619,629.95
Year 10	$29.88	$52,675.95	$632,111.40
Year 11	$30.48	$53,733.70	$644,804.40

5.    Tenant Parking. Commencing on the 20,000 Expansion Commencement Date, Landlord shall provide and Tenant shall rent from Landlord an additional sixty-four (64) parking spaces in the parking facilities serving the Office Component, based on a ratio of three (3) spaces per one thousand (1,000) rentable square feet of the 20,000 Expansion Space. Of such parking spaces, twenty-five percent (25%), or sixteen (16) parking spaces, shall be Standard Spaces, and the remaining seventy-five percent (75%), or forty-eight (48) parking spaces, shall be Premier Spaces. Tenant shall pay the parking fees for all parking spaces in the manner and in the amounts set forth in Section 5.2 of the Original Lease.

6.    40,000 Expansion Right. Section 8(b) of Exhibit H of the Original Lease is hereby amended to insert the following at the end thereof:

“The 40,000 Notice must be delivered no later than July 1, 2016 in order to be effective. Landlord shall deliver the 40,000 Expansion Space to Tenant within twelve (12) months after receipt of the 40,000 Notice (the “40,000 Expansion Delivery Date”), and thereafter Tenant shall perform the Tenant’s Work with respect to the 40,000 Expansion Space, in accordance with and pursuant to the terms and conditions of Exhibit D to the Lease (as previously amended). The 40,000 Expansion Space shall become part of the Demised Premises, and Base Rent and all Additional Rent shall commence with respect to the

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40,000 Expansion Space, on the earlier to occur of (i) the date upon which Tenant commences operations within the 40,000 Expansion Space, or (ii) the date which is one hundred twenty (120) days after the 40,000 Expansion Delivery Date, which date shall be the ‘40,000 Expansion Commencement Date.’”

7.    Commencement Date. Section 8(c) of Exhibit H of the Original Lease is amended as follows:

(a)    The phrase “(the Expansion Date”) is deleted from where it appears in the second line of subparagraph (i).

(b)    The phrase “Expansion Date” is deleted from where it appears in line 4 of subparagraph (i), line 2, line 4 and line 5 of subparagraph (ii), line 4 of subparagraph (iii), and line 1 of subparagraph (iv), and replaced in each instance with the phrase “the 20,000 Expansion Commencement Date or the 40,000 Expansion Commencement Date, as applicable.”

8.Ratification. Except as amended hereby, the Lease is ratified and confirmed, and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered on the day and year first written above.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date written above.

LANDLORD:

JAMESTOWN Ponce City Market, L.P., a Delaware limited partnership

By: JT Ponce City Market GP, LLC, a Georgia limited liability company, its general partner

By: _/s/ Molly Mackenzie__________
Name: _Molly Mackenzie__________
Title: _Authorized Person__________

TENANT:
athenahealth, Inc., a Delaware corporation By: _/s/ Bridger McGaw___________ Name: _Bridger McGaw___________ Title: _Director___________________

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EXHIBIT A

20,000 Expansion Space

20,000 Expansion Space
19,059 USF
21,155 RSF

PONCE CITY MARKET

veenendaalcave

Ponce City Market • Exhibit • 8th Floor

Date: 07.01.14 | Project Number: 103603.1300

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